POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeremy L. Radcliffe, A. Haag Sherman and John E. Price, each an officer of SALIENT ABSOLUTE RETURN FUND (the “Fund”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-2, File No. 333-164750, relating to the proposed establishment of the Fund, and any amendments to the Registration Statement, including pre- and post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940; and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC by means of the SEC’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signatures	Office with the Fund	Date

/S/ KARIN B. BONDING Karin B. Bonding	Trustee	January 18, 2011

/S/ JONATHAN P. CARROLL Jonathan P. Carroll	Trustee	January 18, 2011

/S/ DR. BERNARD A. HARRIS Dr. Bernard A. Harris	Trustee	January 18, 2011

/S/ RICHARD C. JOHNSON Richard C. Johnson	Trustee	January 18, 2011

/S/ G. EDWARD POWELL G. Edward Powell	Trustee	January 18, 2011

/S/ SCOTT E. SCHWINGER Scott E. Schwinger	Trustee	January 18, 2011

/S/ JEREMY L. RADCLIFFE Jeremy L. Radcliffe	Trustee	January 18, 2011

/S/ JOHN A. BLAISDELL John A. Blaisdell	Trustee	January 18, 2011

/S/ ANDREW B. LINBECK Andrew B. Linbeck	Trustee	January 18, 2011

/S/ A. HAAG SHERMAN A. Haag Sherman	Trustee, Principal Executive Officer	January 18, 2011

/S/ JOHN E. PRICE John E. Price	Treasurer; Principal Financial Officer	January 18, 2011